UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2015

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2015, the Board of Directors of Central Garden & Pet Company amended, effective immediately, Article IV, Sections 2 and 3 of its By-laws to read in their entirety as follows:

Section 2. Chairman of the Board of Directors.

Subject to the provisions of these By-laws, the Chairman of the Board of Directors shall have all powers that are delegated to him or her by the Board of Directors, including without limitation, the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors. In the Chairman’s absence, the Interim Chairman, if any has been appointed, shall preside at the meetings of the stockholders and the Board of Directors. If no Interim Chairman has been appointed, the Lead Director shall preside at meetings of the stockholders and the Board of Directors in the Chairman’s absence, or in the Lead Director’s absence, the President shall preside.

Section 3. President.

Unless otherwise designated by the Board of Directors, the President shall be the chief executive officer of the Corporation. Subject to the provisions of these By laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

A copy of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the By-laws of Central Garden & Pet Company, effective as of August 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ John R. Ranelli
John R. Ranelli
President and Chief Executive Officer

Dated: August 20, 2015

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